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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2004

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ECHOSTAR DBS CORPORATION

(Exact name of registrant as specified in charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

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Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On March 11, 2004, EchoStar Communications Corporation issued a press release announcing its fourth quarter 2003 subscriber additions and also announced the rescheduling of its fourth quarter 2003 earnings call for the reasons described in the press release attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On March 11, 2004, EchoStar Communications Corporation issued a press release announcing its fourth quarter 2003 subscriber additions and also announced the rescheduling of its fourth quarter 2003 earnings call for the reasons described in the press release attached hereto as Exhibit 99.1.

The information contained in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of EchoStar Communications Corporation or EchoStar DBS Corporation whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Dated: March 11, 2004	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Reports Fourth Quarter 2003 Subscribers – Fourth Quarter 2003 Earnings Call to be Rescheduled” dated March 11, 2004.